Exhibit 10.5
QUANEX BUILDING PRODUCTS CORPORATION
DIRECTOR STOCK OPTION AGREEMENT
<<Full Name>>
Grantee

Date of Grant:	<<		>>

Total Number of Shares Granted:	<<		>>

Exercise Price per Share:	<<	$	>>

Expiration Date:	<<		>>
General Vesting Schedule:	[100% exercisable on the [first][second][third] anniversary date of the Date of Grant. 0% exercisable prior to the [first][second][third] anniversary of the Date of Grant.]

[3 years, with vesting in installments of 33 1/3% on the anniversary date of the Date of Grant in each of the years]

[100% exercisable on Date of Grant.]
GRANT OF OPTION
1.
GRANT OF OPTION. Quanex Building Products Corporation, a Delaware corporation (the “Company”), pursuant to the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (the “Plan”), hereby grants to you, the above-named Grantee, effective as of the Date of Grant set forth above, a nonqualified stock option to purchase the total number of shares set forth above of the Company’s common stock, $0.01 par value per share, at the exercise price set forth above for each share subject to this option, subject to adjustment as provided in the Plan. The option is exercisable in installments in accordance with the Vesting Schedule set forth above with the exercise price payable at the time of exercise. To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the option terminates. The option may not be exercised after the Expiration Date, or the applicable date following your termination of membership on the Board of Directors of the Company specified in this Stock Option Agreement (this “Agreement”).

2.
TERMINATION OF MEMBERSHIP/CHANGE IN CONTROL. The following provisions will apply in the event you cease to be a member of the Board of Directors of the Company (the “Board”), or a Change in Control of the Company occurs, before the Expiration Date set forth in the Agreement:

2.1 Termination Generally. If you cease to be a member of the Board before the Expiration Date for any reason other than one of the reasons described in Sections 2.2 through 2.4 below, all of your rights in the option shall terminate and become null and void on the earlier of the Expiration Date or 90 days after the date your membership on the Board terminates. Except as specified in Sections 2.2 through 2.4 below, the option shall not continue to vest in the event you cease to be a member of the Board for any reason.

Director
[Cliff Vesting]—[Graded Vesting]—[Immediate Vesting]

2.2 Change in Control of the Company. If a Change in Control of the Company occurs on or before the Expiration Date, then your rights under the option that have not then vested shall vest on the effective date of the Change in Control of the Company. All rights in the option shall terminate and become null and void on the earlier of the Expiration Date or three years after the date of the Change in Control of the Company.

2.3 Retirement or Disability. If you cease to be a member of the Board due to your Retirement or Disability, then your option shall continue to vest after such termination of employment until the earlier of the Expiration Date or three (3) years after the date you cease to be a member of the Board as a result of Retirement or a Disability. For purposes of this Section 2.3, the term “Retirement” means your voluntary cessation of your membership as a director with the Company on or after the date you serve six years or two consecutive terms as a director.

2.4 Death. If you cease to be a member of the Board due to your death, then your option shall continue to vest after such termination of employment until the earlier of the Expiration Date or three years after the date of your death. After your death, your executors, administrators or any person or persons to whom your option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the option to exercise the option.

3.	CASHLESS EXERCISE. Cashless exercise, in accordance with the terms of the Plan, shall be available to you for the shares subject to the option.

4.
NONTRANSFERABILITY. Except as specified in this Agreement, the option and the Agreement are not transferable or assignable by you other than by will or the laws of descent and distribution, and shall be exercisable during your lifetime only by you. You may transfer this option to a member or members of your immediate family, a trust under which your immediate family members are the only beneficiaries and a partnership of which your immediate family members are the only partners. For this purpose, “immediate family” means your spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. Notwithstanding any other provision of this Agreement, such a transferee of the option granted under this Agreement may exercise the option during your lifetime. None of the Company, its employees or directors makes any representations or guarantees concerning the tax consequences associated with the inclusion of this provision in this Agreement, your transfer of the option granted under this Agreement or the transferee’s exercise of the option. It is your sole responsibility to seek advice from your own tax advisors concerning those tax consequences. You are entitled to rely upon only the tax advice of your own tax advisors.

5.
CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the option shall not affect in any way the right or power of the Company or any company the stock of which is issued pursuant to the Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.
NO RIGHTS AS A STOCKHOLDER. You shall not have any rights as a stockholder of the Company with respect to any shares covered by the option until the date of the issuance of such shares following exercise of the option pursuant to this Agreement and payment for the shares.

Director
[Cliff Vesting]—[Graded Vesting]—[Immediate Vesting]

7.
SECURITIES ACT LEGEND. If you are an officer or affiliate of the Company under the Securities Act of 1933, you consent to the placing on any certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.

8.
LIMIT OF LIABILITY. Under no circumstances will the Company be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan.

9.	REGISTRATION. The Shares that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.

10.
SALE OF SECURITIES. The Shares that may be issued under this Agreement may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You also agree that (a) the Company may refuse to cause the transfer of the Shares to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

11.
MISCELLANEOUS. The Agreement and the option are awarded pursuant to and is subject to all of the provisions of the Plan, which are incorporated by reference herein, including all amendments to the Plan, if any. In the event of a conflict between this Agreement and the Plan provisions, the Plan provisions will control. Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Plan or this Agreement.

By your acceptance of the option, you agree that the option is granted under, governed by and subject to the terms of the Plan and this Agreement.

QUANEX BUILDING PRODUCTS CORPORATION

Raymond Jean – Chief Executive Officer
Director
[Cliff Vesting]—[Graded Vesting]—[Immediate Vesting]

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